Exhibit 1A-2A.3

Corporations Section Nandita Berry P.O.Box 13697 Secretary of State Austin, Texas 78711-3697 Office of the Secretary of State CERTIFICATE OF FILING OF CoolMellon, LLC File Number: 802059774 The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below. The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law. Dated: 09/08/2014 Effective: 09/08/2014 N 9AIP/TO,IFi/eX), Nandita Berry Secretary of State Come visit us on the Internet at http://www.sos.state.tx.us/ Phone: (512) 463-5555 Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services Prepared by: Rosa Arrellano TID: 10306 Document: 566933080002 --ILLf) In the Office of the Secretary of State of Texas SEP 0 8 2014 CERTIFICATE OF FORMATION OF Corporations Section COOLMELLON, LLC The undersigned, a natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company pursuant to Section 3.010 of the Texas Business Organizations Code (the "TBOC"), hereby adopts this Certificate of Formation and affitins the facts stated herein. ARTICLE ONE NAME The name of the entity is CoolMellon, LLC (the "Company"). ARTICLE TWO TYPE OF FILING ENTITY The entity being formed is a limited liability company. ARTICLE THREE PURPOSE The purpose for which the Company is organized is the transaction of any and all lawful business for which a limited liability company may be organized under the TBOC. ARTICLE FOUR INITIAL REGISTERED OFFICE; INITIAL REGISTERED AGENT The address of the Company's initial registered office is 1101 Meriden Lane, Austin, Texas 78703. The name of the Company's initial registered agent at such address is John G. "Greg" Anderson. ARTICLE FIVE ORGANIZER The name and address of the organizer of the Company is: Name Address Bradley S. Knippa Jackson Walker L.L.P. 100 Congress Avenue, Suite 1100 Austin, Texas 78701 CERTIFICATE OF FORMATION COOLMELLON, LLC 11025129v.1 ARTICLE SIX MANAGERS The Company is to be managed by a manager or managers. The number of managers of the Company shall be fixed by, or in the manner provided in, the Company Agreement of the Company. The initial number of managers of the Company is two (2), and the names and addresses of the persons who are to serve as manager until the first meeting of the members or until their successor is elected and qualified is: Name Address John G. "Greg" Anderson Meriden Lane Austin, Texas Charlie Uchill W462 Baert Lane St. Charles, Illinois ARTICLE SEVEN EXEMPTION OF MANAGERS FROM LIABILITY No manager shall be liable to the Company or its members for monetary damages for an act or omission in such person's capacity as a manager, except for liability for (a) a breach of such manager's duty of loyalty to the Company or its members, (b) an act or omission not in good faith that constitutes a breach of duty of such manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which such manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such manager's position, or (d) an act or omission for which the liability of a manager is expressly provided for by an applicable statute. If the TBOC or other applicable law is amended to authorize action further eliminating or limiting the liability of a manager, then the liability of a manager shall be eliminated or limited to the fullest extent permitted by the TBOC or other applicable law, as so amended. Any repeal or modification of this paragraph by the members or the managers shall not adversely affect the right or protection of a manager existing at the time of such repeal or modification. IN WITNESS WHEREOF, the undersigned being the organizer for the purpose of forming a limited liability company under the laws of the State of Texas has executed this Certificate of Formation to be effective the 8th day of September, 2014. CERTIFICATE OF FORMATION COOLMELLON, LLC 11025129v.1 Corporations Section Nandita Berry P.O.Box 13697 Secretary of State Austin, Texas 78711-3697 Office of the Secretary of State September 09, 2014 Jackson Walker, LLP, 100 Congress, Suite 1100 Austin, TX 78701 USA RE: CoolMellon, LLC File Number: 802059774 It has been our pleasure to file the certificate of formation and issue the enclosed certificate of filing evidencing the existence of the newly created domestic limited liability company (11c). Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws. Shortly, the Comptroller of Public Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity. Information about franchise tax, and contact information for the Comptroller's office, is available on their web site at http://window.state.tx.us/taxinfo/franchise/index.html. The entity formed does not file annual reports with the Secretary of State. Documents will be filed with the Secretary of State if the entity needs to amend one of the provisions in its certificate of formation. It is important for the entity to continuously maintain a registered agent and office in Texas. Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity. If we can be of further service at any time, please let us know. Sincerely, Corporations Section Business & Public Filings Division (512) 463-5555 Enclosure Come visit us on the Internet at http://www.sos.state.tx.us/ Phone: (512) 463-5555 Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services Prepared by: Rosa Arrellano TID: 10285 Document: 566933080002 Corporations Section Nandita Berry P.O.Box 13697 Austin, Texas 78711-3697 Secretary of State Office of the Secretary of State Packing Slip September 9, 2014 Page 1 of 1 Jackson Walker, LLP, 100 Congress Suite 1100 Austin, TX 78701 Batch Number: 56693308 Batch Date: 09-08-2014 Client ID: 10087167 Return Method: Delivery Service Document Page Number Document Detail Number / Name Count Fee Expedited CoolMellon, LLC $25.00 Certificate of Formation CoolMellon, LLC .00 Total Fees: $325.00 Payment Type Payment Status Payment Reference Amount Check Received $325.00 Total: $325.00 Total Amount Charged to Client Account: $0.00 (Applies to documents or orders where Client Account is the payment method) Note to Customers Paying by Client Account: This is not a bill. Payments to your client account should be based on the monthly statement and not this packing slip. Amounts credited to your client account may be refunded upon request. Refunds (if applicable) will be processed within 10 business days. User ID: RARRELLANO Come visit us on the Internet @ http://www.sos.state.tx.us/ Phone: (512) 463-5555 FAX: (512) 463-5709 Dial: 7-1-1 for Relay Services